UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2008

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2008, Boise Cascade Holdings, L.L.C. (“BC Holdings”) sold the Promissory Note (the “PIK Note”) dated February 22, 2008, issued to us by Boise Inc. in connection with our sale of our paper and container businesses.  The proceeds before transaction costs were $53.8 million.  Our transaction costs are estimated to be $1.2 million.

We contributed the net proceeds received to our wholly-owned subsidiary, Boise Cascade, L.L.C as an equity contribution.

We are obligated under the Indenture for our 7 1/8% senior subordinated notes due 2014 (the “Notes”) to use the net proceeds of the sale of the PIK Note within one year to either repay senior indebtedness, acquire additional assets, or make a tender offer at par for a portion of the Notes outstanding.  We do not expect to commence a tender offer for the Notes in the near term, but will instead invest the cash received in high-quality, short-term investments as we evaluate potential uses for the funds.

The summary above does not purport to be complete and is subject to and qualified in its entirety by reference to the Securities Purchase Agreement filed as Exhibit 99.1 to this Report on Form 8-K and incorporated into this item in its entirety by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 99.1	Securities Purchase Agreement dated June 10, 2008, between Boise Cascade Holdings, L.L.C. and each party listed as Purchaser on signature pages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and
Secretary

Date:  June 12, 2008